Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

PROTECTIVE LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Other	Modified Annuity Contracts and Interests Therein	415(a)(6)	N/A(1)	N/A	$972,127,188.66(2)	N/A	N/A	Form S-3	333-222086	6/29/2018	$121,029.83
			Total Offering Amounts			$972,127,188.66	$0
			Total Fees Previously Paid				$0
			Total Fee Offsets				$0
			Net Fee Due				$0

(1)	The filing fee related to the securities was calculated in reliance on Rule 457(o).

(2)	Approximately $972,127,188.66 of the securities previously registered on the Registration Statement on Form S-3 (File No. 333-222086) which was filed initially on December 15, 2017 as updated by a pre-effective amendment on June 28, 2018 and declared effective on June 29, 2018 (the "Prior Registration Statement") remained unsold and were carried forward to the initial Registration Statement on Form S-3 (File No. 333-255192) which was filed initially on April 12, 2021 as updated by a pre-effective amendment on April 28, 2021 and declared effective on May 3, 2021 (the "Effective Registration Statement") in reliance on Rule 415(a)(6) under the Securities Act of 1933. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement was deemed terminated as of the effective date of the Effective Registration Statement. This registration statement is a Post-Effective Amendment to the Effective Registration Statement.